Exhibit 12

                            ALEX. BROWN INCORPORATED

         Computation of Consolidated Ratio of Earnings to Fixed Charges
                             (dollars in thousands)

                                                                        Years ended December 31,
                                       ---------------------------------------------------------------------------
                                           1995            1994           1993            1992            1991
Earnings before income
       taxes                          $    158,175         118,281        148,335          95,384          83,356

Fixed charges:
       Interest expense                     36,204          21,920         14,924          10,587          12,161
       Portion of rental
             expense representative
             of interest factor *            6,907           5,365          4,943           5,025           5,117
                                      -------------   -------------   ------------    ------------    ------------

Earnings available for
       fixed charges                  $    201,286         145,566        168,202         110,996         100,634
                                      =============   =============   ============    ============    ============

Fixed charges:
       Interest expense               $     36,204          21,920         14,924          10,587          12,161
       Portion of rental
         expense representative
         of interest factor *                6,907           5,365          4,943           5,025           5,117
                                      -------------   -------------   ------------    ------------    ------------


Total Fixed Charges                   $     43,111          27,285         19,867          15,612          17,278
                                      =============   =============   ============    ============    ============


Consolidated ratio
       of earnings to
       fixed charges                           4.7             5.3            8.5             7.1             5.8
                                      =============   =============   ============    ============    ============

* Estimated at one-third of rental expense deemed representative of the interest factor.